UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2006
The Timken Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(330) 438-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.2

     This Current Report on Form 8-K/A amends and restates Item 9.01, Financial Statements and Exhibits, of the Current Report on Form 8-K of The Timken Company (the “Company”) filed with the Securities and Exchange Commission on December 8, 2006 to include the pro-forma financial information required by Item 9.01(b) of Form 8-K with respect to the Company’s sale of Latrobe Steel Company.
Item 9.01. Financial Statements and Exhibits.
(b)	The unaudited condensed pro forma consolidated balance sheet as of September 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended September 30, 2006 and the years ended December 31, 2005, December 31, 2004 and December 31, 2003 are included as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits:

Number	Exhibit

10.1	Stock Purchase Agreement, dated as of December 8, 2006, by and among The Timken Company, Latrobe Steel Company, Timken Alloy Steel Europe Limited, Toolrock Holding, Inc. and Toolrock Acquisition LLC *

99.1	Press release, dated December 8, 2006 *

99.2	Unaudited condensed pro forma consolidated balance sheet as of September 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended September 30, 2006 and the years ended December 31, 2005, December 31, 2004 and December 31, 2003

*	Previously filed.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: December 14, 2006

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INDEX TO EXHIBITS

Number	Exhibit

10.1	Stock Purchase Agreement, dated as of December 8, 2006, by and among The Timken Company, Latrobe Steel Company, Timken Alloy Steel Europe Limited, Toolrock Holding, Inc. and Toolrock Acquisition LLC *

99.1	Press release, dated December 8, 2006 *

99.2	Unaudited condensed pro forma consolidated balance sheet as of September 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended September 30, 2006 and the years ended December 31, 2005, December 31, 2004 and December 31, 2003

*	Previously filed.

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